EXHIBIT 99.1

COMPANY CONTACTS:
Diane Morefield
EVP, Chief Financial Officer
Strategic Hotels & Resorts, Inc.
(312) 658-5740

Jonathan Stanner
SVP, Capital Markets, Acquisitions & Treasurer
Strategic Hotels & Resorts, Inc.
(312) 658-5746

FOR IMMEDIATE RELEASE
TUESDAY, DECEMBER 30, 2014

STRATEGIC HOTELS & RESORTS, INC. ANNOUNCES CLOSING OF A FIVE-YEAR, $225 MILLION LOAN SECURED BY THE JW MARRIOTT ESSEX HOUSE HOTEL
CHICAGO – December 30, 2014 - Strategic Hotels & Resorts, Inc. (NYSE: BEE) and its joint venture partner today announced that the joint venture has closed a $225.0 million limited recourse loan secured by the JW Marriott Essex House hotel. The new financing replaces the $185.8 million financing previously encumbering the property. Under the terms of the loan agreement, the loan bears interest at a floating rate of LIBOR plus 295 basis points and has a three-year initial term with two, one-year extension options available to the venture upon satisfying certain financial and other conditions. The loan will be interest only and save the venture $4.8 million in annual principal amortization payments which were scheduled to begin in 2015 under the previous agreement. Upon closing the transaction, $25.0 million of cash held by the previous lender in a restricted cash account was released to the venture. Metropolitan Life Insurance Company originated the financing.
About the Company
Strategic Hotels & Resorts, Inc. is a real estate investment trust (REIT) which owns and provides value enhancing asset management of high-end hotels and resorts in the United States and Europe. The Company currently has ownership interests in 17 properties with an aggregate of 8,075 rooms and 860,000 square feet of multi-purpose meeting and banqueting space. For a list of current properties and for further information, please visit the Company’s website at www.strategichotels.com.

This press release contains forward-looking statements about Strategic Hotels & Resorts, Inc. (the “Company”). Except for historical information, the matters discussed in this press release are forward-looking statements subject to certain risks and uncertainties. Actual results could differ materially from the Company’s projections. Factors that may contribute to these differences include, but are not limited to the following: the effects of economic conditions and disruptions in financial markets upon business and leisure travel and the hotel markets in which the Company invests; the Company’s liquidity and refinancing demands; the Company’s ability to obtain, refinance or extend maturing debt; the Company’s ability to maintain compliance with covenants contained in its debt facilities; stagnation or deterioration in economic and market conditions, particularly impacting business and leisure travel spending in the markets where the Company’s hotels operate and in which the Company invests, including luxury and upper upscale product; general volatility of the capital markets and the market price of the Company’s shares of common stock; availability of capital; the Company’s ability to dispose of properties in a manner consistent with its investment strategy and liquidity needs; hostilities and security concerns, including future terrorist attacks, or the apprehension of hostilities, in each case that affect travel within or to the United States or Germany or other countries where the Company invests; difficulties in identifying properties to acquire and completing acquisitions; the Company’s failure to maintain effective internal control over financial reporting and disclosure controls and procedures; risks related to natural disasters; increases in interest rates and operating costs, including insurance premiums and real property taxes; contagious disease outbreaks; delays and cost-overruns in construction and development; marketing challenges associated with entering new lines of business or pursuing new business strategies; the Company’s failure to maintain its status as a REIT; changes in the competitive environment in the Company’s industry and the markets where the Company invests; changes in real estate and zoning laws or regulations; legislative or regulatory changes, including changes to laws governing the taxation of REITs; changes in generally accepted accounting principles, policies and guidelines; and litigation, judgments or settlements.

Additional risks are discussed in the Company’s filings with the Securities and Exchange Commission, including those appearing under the heading “Item 1A. Risk Factors” in the Company’s most recent Form 10-K and subsequent Form 10-Qs. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The forward-looking statements are made as of the date of this press release, and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.